 Exhibit 3.3

THE COMPANIES ACT 1967

THE REPUBLIC OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

T20 HOLDINGS LTD.

INCORPORATED ON 3 March 2022

(Adopted by Special Resolution passed on 3 August 2022)

Introduction

1.	The name of the Company is T20 Holdings Ltd.

2.	The share capital of the company is US$9,832.

3.	We, the persons whose names are set out in this Constitution, we each agree to take the number of shares in the capital of the company set out against our respective names.

Name of Member	Number of shares held
Fuato Limited P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	137,300 ordinary shares
Season Cove Limited P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	234,600 ordinary shares
Snowfields Wealth Management Limited P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	465,700 ordinary shares
Tanuki Holdings Limited P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	145,600 ordinary shares
Total:	983,200 ordinary shares

4.	Subject to the provisions of the Act and any other written law and this Constitution, the Company has:

a.	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

b.	for the purposes of paragraph (a) above, full rights, powers and privileges.

5.	The liability of the Members is limited.

6.	In the provisions of these presents (if not inconsistent with the subject or context):

a.	“Act” means the Companies Act 1967 of Singapore, or any statutory modification, amendment or re-enactment thereof for the time being in force.

b.	“Annual General Meeting” shall have the meaning ascribed to it in Section 4 of the Act.

c.	“Auditor” means the auditor of the Company for the time being.

d.	“Board” means the board of Directors of the Company for the time being.

e.	“Chief Executive Officer” shall have the meaning ascribed to it in Section 4 of the Act.

f.	“Company” means the abovenamed Company by whatever name from time to time called.

g.	“Constitution” means this constitution of the Company for the time being in force.

h.	“current address” means the number and/or address at which the Company may send notices or other documents by way of electronic communication to a person in accordance with the Act and the listing rules of the Exchange, which number and/or address has been notified to the Company (including to such agent or service provider appointed by the Company for such purpose):

i.	By the said person; or

ii.	By the Depository (or its agents or service providers).

i.	“Directors” means the directors of the Company, for the time being, or unless the context otherwise requires, as constituting a quorum necessary for the transaction of the business of the directors of the Company.

j.	“electronic communication” means communication transmitted (whether from one person to another, from one device to another, from a person to a device or from a device to a person) (a) by means of a telecommunication system or (b) by other means but while in electronic form, such that it can (where particular conditions are met) be received in legible form or be made legible following receipt in non-legible form.

k.	“Exchange” means NASDAQ or any other securities exchange on which shares of the Company are listed.

l.	“Extraordinary General Meeting” means a General Meeting other than an Annual General Meeting.

m.	“General Meeting” means a meeting of the Members of the Company or of a class of Members of the Company, as the case may be.

n.	“Market Day” means a day on which the Exchange is open for trading in securities.

o.	“Member” means:

i.	where the Depository or its nominee (as the case may be) is named in the Register of Members as the holder of the shares, a depositor in respect of the number of shares which stand in the credit against his name in the Depository Register; and

ii.	in any other case, a person whose name appears in the Register of Members as a shareholder,

save that references in these presents to a “Member” shall, where the Act requires, exclude the Company where it is a Member by reason of its holding of its shares as treasury shares.

p.	“Month” means a calendar month.

q.	“paid” means paid or credited as paid.

r.	“Register of Members” means the register of members kept by the Company pursuant to Section 190 of the Act.

s.	“registered address” or “address” means, in relation to any Member, his physical address for the service or delivery of notices or documents, whether personally or by post, except where otherwise expressly provided in these presents.

t.	“Regulations” means the regulations of the Company contained in this Constitution for the time being in force.

u.	“relevant intermediary” shall have the meaning ascribed to it in Section 181(6) of the Act.

v.	“Seal” means the common seal of the Company (if any) or in appropriate cases the official seal or duplicate common seal.

w.	“Secretary” shall have the meaning ascribed to it in the Act and shall include any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as joint Secretaries, shall include any one of those persons.

x.	“Securities and Futures Act” means the Securities and Futures Act 2001 of Singapore, or any statutory modification, amendment or re-enactment thereof for the time being in force.

y.	“Singapore” means the Republic of Singapore.

z.	“Special Resolution” shall have the meaning given in Section 184 of the Act.

aa.	“Statutes” means the Act and every other statute for the time being in force concerning companies and affecting the Company. Any reference herein to any enactment is a reference to that enactment as for the time being modified, amended or re-enacted.

bb.	“telecommunication system” shall have the meaning ascribed to it in the Telecommunications Act 1999 of Singapore.

cc.	“Year” means calendar year.

dd.	“per cent.” means per centum.

ee.	“S$” means the lawful currency of Singapore.

ff.	“US$” means the lawful currency of the United States of America.

7.	For the avoidance of doubt, a Special Resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these presents.

8.	Subject as aforesaid, any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these presents.

9.	Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine and neuter and vice versa. Words denoting persons shall include corporations and other legal persons.

10.	Where the Company is required to record any information in any company records, such information may be kept in electronic form in accordance with the Act.

11.	The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution.

Public company

12.	The Company is a public company.

Registered office

13.	The registered office of the Company will be situated in Singapore.

14.	The registered office shall be at such place as the Directors shall from time to time decide.

Issue of shares

15.	The Company may issue shares for which no consideration is payable to the Company.

16.	Subject to the Statutes and the provisions of these presents, no shares may be issued by the Directors without the prior approval of the Company by ordinary resolution but subject thereto and to Regulation 22 and 23, and to any special rights attached to any shares for the time being issued, the Directors may allot and issue shares or grant options over or otherwise dispose of shares to such persons on such terms and conditions and for such consideration (if any) and at such time and subject or not to the payment of any part of the amount (if any) thereof in cash as the Directors may think fit, and any shares may be issued with such preferential, deferred, qualified or special rights, privileges, conditions or restrictions whether as regards dividend, return of capital, participation in surplus assets and profits, voting, conversion or otherwise, as the Directors may think fit. Preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, PROVIDED THAT

a.	(subject to any direction to the contrary that may be given by the Company in a General Meeting) any issue of shares for cash to Members holding shares of any class shall be offered to such Members in proportion as nearly as may be to the number of shares of such class then held by them and the provisions of the second sentence of Regulation 22 with such adaptations as are necessary shall apply; and

b.	the rights attaching to shares of a class other than ordinary shares shall be expressed in the resolution creating the same and in the provisions of these presents.

17.	Notwithstanding anything in this Constitution, a treasury share shall be subject to such rights and restrictions as may be prescribed in the Act and may be dealt with by the Company in such manner as may be permitted by, and in accordance with, the Act. For the avoidance of doubt, save as expressly permitted by the Act, the Company shall not be entitled to any rights of a Member under this Constitution.

18.	Preference shares

a.	Preference shares may be issued subject to such limitation thereof as may be prescribed by the Exchange. Preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports and balance sheets and attending General Meetings of the Company. Preference shareholders shall also have the right to vote at any meeting convened for the purpose of reducing the capital or winding-up or sanctioning a sale of the undertaking of the Company or where the proposal to be submitted to the meeting directly affects their rights and privileges or when the dividend on the preference shares is more than six Months in arrears.

b.	The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares already issued.

Variation of rights

19.	Whenever the share capital of the Company is divided into different classes of shares, subject to the Statutes and the terms of issue of shares of that class, preference capital (other than redeemable preference capital) may be repaid and the special rights attached to any class may be varied or abrogated either with the consent in writing of holders who represent at least three-quarters of the total voting rights of all the shares of that class or by a Special Resolution passed at a separate General Meeting of the holders of the shares of that class (but not otherwise) and may be so repaid, varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting, all the provisions of these presents relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy or attorney at least one-third of the total voting rights of all the shares of that class (unless all the shares of the class are held by one person whereupon the necessary quorum shall be one person) and that any holder of shares of the class present in person or by proxy or attorney may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him, PROVIDED THAT where the necessary majority for such a Special Resolution is not obtained at such General Meeting, consent in writing if obtained from holders who represent at least three-quarters of the total voting rights of all the shares of that General Meeting shall be as valid and effectual as a Special Resolution passed at such General Meeting. The foregoing provisions of this Regulation shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied

20.	The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue thereof, be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

Alteration of share capital

21.	The Company in General Meeting may from time to time by ordinary resolution increase its capital by the allotment and issue of new shares, such authority being confined to a particular exercise of that power or generally. Any such authority may be unconditional or subject to conditions and shall continue in force until the conclusion of the Annual General Meeting commencing next after the date on which the approval was given or the expiration of the period within which the next Annual General Meeting after that date is required by law to be held whichever is the earlier but may be previously revoked or varied by the Company in General Meeting PROVIDED ALWAYS that no shares may be issued to transfer a controlling interest without prior approval of the Company in General Meeting (unless the Exchange specifies otherwise).

22.	Subject to any direction to the contrary that may be given by the Company in a General Meeting or except as permitted under the listing rules of the Exchange, all new shares shall, before issue, be offered to such persons who as at the date of the offer are entitled to receive notices from the Company of General Meetings in proportion, as far as the circumstances admit, to the number of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the Directors, be conveniently offered under Regulation 22 and 23.

23.	Except so far as otherwise provided by the conditions of issue or by the provisions of these presents, all new shares shall be subject to the Statutes and the provisions of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

24.	The Company may by ordinary resolution, subject to the provisions of this Constitution and the Statutes:

a.	Consolidate and divide all or any of its shares;

b.	Cancel any shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its capital by the number of shares so cancelled;

c.	Sub-divide its shares or any of them in accordance with the Statues and the bylaws or listing rules of the Exchange, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares; or

d.	Convert its share capital or any class of shares from one currency into another currency.

25.	The Company may by Special Resolution, subject to and in accordance with the Statutes, convert one class of shares into another class of shares, or reduce its share capital or any reserve in any manner and with and subject to any incident authorised and consent required by law.

26.	Subject to and in accordance with the Statutes and the listing rules of the Exchange, the Company may purchase or otherwise acquire any of its issued shares on such terms and in such manner as the Company may from time to time think fit. If required by the Statutes, any share which is so purchased or acquired by the Company, unless held as treasury shares in accordance with the Statutes, shall be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of any share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share (including treasury shares) which is so purchased or acquired by it in accordance with the Statutes. Without prejudice to the generality of the foregoing, upon cancellation of any share purchased or acquired by the Company pursuant to this Constitution, the number of issued shares of the Company shall be diminished by the number of shares so cancelled and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly in accordance with the Statutes.

27.	Shares that the Company purchases or otherwise acquires may be held as treasury shares in accordance with the provisions of these presents and the Act.

28.	Where the shares purchased or otherwise acquired are held as treasury shares by the Company, the Company shall be entered in the Register of Members as the Member holding the treasury shares.

29.	The Company shall not exercise any right in respect of the treasury shares other than as provided by the Act. Subject thereto, the Company may hold or deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

Shares

30.	Ownership of shares

a.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way (except by the Statutes or the provisions of these presents) to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the person (other than the Depository or its nominee, as the case may be) entered in the Register of Members as the registered holder thereof or (as the case may be) a person whose name is entered in the Depository Register in respect of that share.

b.	Except where otherwise expressly provided in this Constitution, no person shall exercise any rights of a Member in respect of a share until his name shall have been entered in the Register of Members as the registered holder thereof or in the Depository Register in respect of such share, as the case may be, and, unless the Directors otherwise determine, such person shall have paid all calls and other moneys for the time being due and payable on any share held by him.

31.	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions (as regards dividend, return of capital, voting or otherwise) as the Company may from time to time determine (or, in the absence of any such determination, but subject to the Statutes, as the Directors may determine) and subject to the Statutes, the Company may issue preference shares which are, or at the option of the Company are, liable to be redeemed.

32.	Subject to the Statutes and the provisions of these presents relating to authority, pre-emption rights and otherwise and of any resolution of the Company in a General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

33.	The Company may exercise the powers of paying commissions or brokerage on any issue of shares or purchase of its shares, at such rate or amount and in such manner as the Directors may deem fit. Such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.

34.	Subject to the terms and conditions of any application for shares, the Directors shall allot shares applied for within ten Market Days of the closing date of any such application (or such other period as may be approved by the Exchange). The Directors may, at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder or (as the case may be) before that share is entered against the name of a depositor in the Depository Register, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

35.	Except as permitted or provided by the Act, the listing rules of the Exchange, or this Constitution, no part of the funds of the Company shall, directly or indirectly, be employed in the acquisition of or lending of money on the security of any shares or units of shares in the Company or, if any, its holding company or ultimate holding company, as the case may be. Except as permitted or provided by the Act, the listing rules of the Exchange, or this Constitution, the Company shall not, directly or indirectly, give any financial assistance for the purpose of or in connection with the acquisition of any shares or units of shares in the Company or, if any, its holding company or ultimate holding company.

36.	If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provision of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act, pay interest on so much of such share capital (except treasury shares) as is for the time being paid up and may charge the same to capital as part of the cost of construction of the works or buildings or the provision of the plant.

Share certificates

37.	Every share certificate shall be issued in such form as the Directors shall from time to time prescribe and in accordance with the requirements of the Act. No certificate shall be issued representing shares of more than one class.

38.	Joint holders

a.	The Company shall not be bound to register more than three persons as the registered joint holders of a share except in the case of executors, trustees or administrators of the estate of a deceased Member.

b.	In the case of a share registered jointly in the names of several persons, the Company shall not be bound to issue more than one certificate thereof and delivery of a certificate to any one of the registered joint holders shall be sufficient delivery to all.

39.	Subject to the listing rules of the Exchange, every person whose name is entered as a Member in the Register of Members shall be entitled to receive one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred, within ten Market Days of the closing date of any application for shares (or such other period as may be approved by the Exchange) or, as the case may be, within ten Market Days after the date of lodgement of a registrable transfer (or such other period as may be approved by the Exchange). Where such a Member transfers part only of the shares comprised in a certificate or where such a Member requires the Company to cancel any certificate or certificates and issue a new certificate or certificates for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares or in relation to such subdivided holding issued in lieu thereof and such Member shall pay a maximum fee of S$2 for each new certificate (or such other fee as the Directors may from time to time determine having regard to any limitation thereof as may be prescribed by the Exchange).

40.	Share certificates for joint holders

a.	Any two or more certificates representing shares of any one class held by any person whose name is entered in the Register of Members may at his request be cancelled and a single new certificate for such shares issued in lieu thereof without charge.

b.	If any person whose name is entered in the Register of Members shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu thereof two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request. Such person shall (unless such fee is waived by the Directors) pay a maximum fee of S$2 for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine having regard to any limitation thereof as may be prescribed by the Exchange.

c.	In the case of shares registered jointly in the names of several persons, any such request may be made by any one of the registered joint holders.

41.	Subject to the Statutes, if any share certificate shall be defaced, worn-out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the shareholder, transferee, person entitled, purchaser, member firm or member company of the Exchange or on behalf of its or their client or clients as the Directors shall require, and (in the case of defacement or wearing out) on delivery of the old certificate and in any case on payment of such sum not exceeding S$2 as the Directors may from time to time require. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

Calls on shares

42.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

43.	Each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company the amount called on his shares at the time or times and place of payment specified by the Company. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

44.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding ten per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

45.	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of the provisions of these presents be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment, all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

46.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

47.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the moneys so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding eight per cent. per annum) as the Member paying such sum and the Directors may agree. Capital paid on shares in advance of calls shall not, while carrying interest, confer a right to participate in profits.

Forfeiture and lien

48.	If a Member fails to pay in full any call or instalment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

49.	The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith, the shares on which the call has been made will be liable to be forfeited.

50.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

51.	A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer or effect the transfer of a forfeited or surrendered share to any such other person as aforesaid.

52.	A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at eight per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.

53.	The Company shall have a first and paramount lien on every share (not being a fully paid share) and on the dividends from time to time declared or payable in respect thereof. Such lien shall be restricted to unpaid calls and instalments upon the specific shares in respect of which such moneys are due and unpaid, and to such amounts as the Company may be called upon by law to pay in respect of the shares of the Member or deceased Member. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Regulation.

54.	The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise.

55.	The residue of the proceeds of any such sale, whether of a share forfeited by the Company or of a share over which the Company had a lien, after the satisfaction of the unpaid calls and accrued interest and expenses of such sale shall be paid to the person entitled to the shares at the time of the sale or to his executors, administrators or assigns, or as he may direct. For the purpose of giving effect to any such sale, the Directors may authorise some person to transfer or effect the transfer of the shares sold to the purchaser.

56.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold or disposed to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together (where the same be required) with the share certificate delivered to a purchaser (or where the purchaser is a depositor, to the Depository or its nominee, as the case may be) or allottee thereof shall (subject to the execution of a transfer if the same is required) constitute a good title to the share and the share shall be registered in the name of the person to whom the share is sold, re-allotted or disposed of or, where such person is a depositor, the Company shall procure that his name be entered in the Depository Register in respect of the share so sold, re-allotted or disposed of. Such person shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer of shares

57.	All transfers of the legal title in shares may be effected by the registered holders thereof by transfer in writing in the form for the time being approved by the Exchange (if any) or in any other form acceptable to the Directors. The instrument of transfer of any share shall be signed by or on behalf of both the transferor and the transferee and be witnessed, PROVIDED THAT an instrument of transfer in respect of which the transferee is the Depository or its nominee (as the case may be) shall be effective although not signed or witnessed by or on behalf of the Depository or its nominee (as the case may be). The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

58.	The Register of Members may be closed at such times and for such period as the Directors may from time to time determine, PROVIDED THAT the Register of Members shall not be closed for more than thirty days in any Year. The Company shall give prior notice of such closure as may be required to the Exchange, stating the period and purpose or purposes for which the closure is made.

59.	Restriction on transfers

a.	Subject to the provisions of these presents, there shall be no restriction on the transfer of fully paid up shares (except where required by law, the Statutes or the rules, bylaws or listing rules of (or governing) the Exchange) but the Directors may in their sole discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve (except where such refusal to register contravenes the bylaws or listing rules of the Exchange).

b.	No share shall in any circumstances be transferred to any infant, bankrupt or person who is mentally disordered or whose person or estate is liable to be dealt with in any way under the law relating to mental capacity.

c.	The Directors may in their sole discretion refuse to register any instrument of transfer of shares unless:

i.	such fee not exceeding S$2 as the Directors may from time to time require in accordance with the provisions of these presents, is paid to the Company in respect thereof;

ii.	the instrument of transfer is deposited at the registered office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do

iii.	the instrument of transfer is in respect of only one class of shares; and

iv.	the amount of the proper duty (if any) with which each instrument of transfer is chargeable under any law for the time being in force relating to stamps is tendered.

60.	If the Directors refuse to register a transfer of any shares, they shall within ten Market Days after the date on which the transfer was lodged with the Company (or such other period of time as may be prescribed by the bylaws or listing rules of the Exchange), send to the transferor and to the transferee, written notice of the refusal stating reasons for the refusal as required by the Statutes.

61.	All instruments of transfer which are registered may be retained by the Company.

62.	There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares such fee as the Directors may from time to time require or prescribe.

63.	The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six Years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six Years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six Years from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, PROVIDED THAT:

a.	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant

b.	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Regulation; and

c.	references herein to the destruction of any document include references to the disposal thereof in any manner.

Transmission of shares

64.	In the case of the death of a Member whose name is entered in the Register of Members, the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.

65.	In the case of the death of a Member who is a depositor, the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder and where such executors or administrators are entered in the Depository Register in respect of any shares of the deceased Member, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.

66.	Nothing in this Regulation shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

67.	Any of the following persons:

a.	a person becoming entitled to the legal title in a share in consequence of the death or bankruptcy of a person whose name is entered in the Register of Members;

b.	any guardian of an infant becoming entitled to the legal title in a share and whose name is entered in the Register of Members; and

c.	any person as properly has the management of the estate of a Member whose name is entered in the Register of Members and (i) who becomes mentally disordered; or (ii) whose person or estate is liable to be dealt with in any way under the law relating to mental capacity, may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his legal title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the circumstances referred to in this Regulation had not occurred and the notice or transfer were a transfer executed by such person.

68.	Save as otherwise provided by or in accordance with the provisions of these presents, a person becoming entitled to a share pursuant to Regulation 64, 65 or 67 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the Member in respect of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a Member in the Register of Members or his name shall have been entered in the Depository Register in respect of the share.

Stock

69.	The Company may from time to time by ordinary resolution convert any paid-up shares into stock and may from time to time by like resolution reconvert any stock into paid-up shares.

70.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Regulations by which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units as the Directors may from time to time determine.

71.	The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except as regards participation in the profits or assets of the Company) shall be conferred by any number of stock units which would not, if existing in shares, have conferred such privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

General meetings

72.	Save as otherwise permitted under the Statutes and the listing rules of the Exchange, an Annual General Meeting shall be held at such intervals, times and places as may be determined by the Directors, PROVIDED THAT the interval between the close of a financial year of the Company and the date of the Company’s Annual General Meeting shall not exceed four Months (or such other period as may be prescribed or permitted by the Statutes or the listing rules of the Exchange). All other General Meetings shall be called Extraordinary General Meetings.

73.	The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

Notice of general meetings

74.	Subject to the Statutes, any General Meeting at which it is proposed to pass a Special Resolution shall be called by twenty-one days’ notice in writing at the least. An Annual General Meeting and any other Extraordinary General Meeting shall be called by fourteen days’ notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in the manner hereafter mentioned to all Members other than those who are not under the provisions of these presents entitled to receive such notices from the Company, PROVIDED THAT a General Meeting which has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

a.	in the case of an Annual General Meeting, by all the Members entitled to attend and vote thereat; and

b.	in the case of an Extraordinary General Meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. of the total voting rights of all the Members having a right to vote at that meeting, except that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings or any resolutions passed at any General Meeting.

75.	Where special notice is required of a resolution pursuant to the Statutes, notice of the intention to move the resolution shall be given to the Company and notice of any General Meeting shall be called in accordance with the Statutes and in particular, Section 185 of the Act.

76.	So long as the shares in the Company are listed on the Exchange, at least fourteen days’ notice of any General Meeting shall be given by advertisement in the daily press and in writing to the Exchange.

77.	Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

78.	In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

79.	In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

80.	Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:

a.	declaring dividends;

b.	receiving and adopting the financial statements, the Directors’ statement, the Auditors’ report and other documents required to be attached or annexed to the financial statements;

c.	electing, appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

d.	re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

e.	fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed; and

f.	fixing the fees of the Directors (in cash, shares or otherwise) proposed to be paid in respect of their office as such under Regulation 108 and/or 109.a.

81.	Any notice of a General Meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.

Proceedings at general meetings

82.	The Chairman of the Board, failing whom the Deputy Chairman of the Board, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present and willing to act within five minutes after the time appointed for holding the meeting, the Directors present shall choose one of their number to be chairman of the meeting. If the Directors who are present are unable to do so, the Members present shall elect a Director present to be chairman of the meeting, or, if no Director be present or if all the Directors present decline to take the chair, the Members present shall choose one of their number to be chairman of the meeting.

83.	No business other than the appointment of a chairman shall be transacted at any General Quorum Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be two or more Members present in person or by proxy or attorney (unless all the shares of the class are held by one person whereupon the necessary quorum shall be one person), PROVIDED THAT (a) a proxy or attorney representing more than one Member shall only count as one Member for the purpose of determining the quorum and (b) where a Member is represented by more than one proxy or attorney such proxies or attorneys shall count as only one Member for the purpose of determining the quorum. A corporation being a Member shall be deemed to be personally present if represented in accordance with the provisions of Regulation 105.

84.	If within thirty minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case, it shall stand or be adjourned to the same day in the next week (or if that day is a public holiday, then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At the adjourned meeting, any one or more Members present in person or by proxy or attorney shall be a quorum.

85.	The chairman of any General Meeting at which a quorum is present may with the consent of Business at the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

86.	Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting

87.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

88.	a.	If required by the listing rules of the Exchange, all resolutions at General Meetings shall be voted by poll (unless such requirement is waived by the Exchange).

b.	Subject to Regulation 88.a, at any General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

i.	the chairman of the meeting;

ii.	not less than five Members present in person or by proxy or attorney and entitled to vote at the meeting;

iii.	a Member or Members present in person or by proxy or attorney and representing not less than five per cent. of the total voting rights of all the Members having the right to vote at the meeting; or

iv.	a Member or Members present in person or by proxy or attorney and holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than five per cent. of the total sum paid up on all shares of the Company conferring that right (excluding treasury shares),

PROVIDED THAT no poll shall be demanded on the choice of a chairman or on a question of adjournment.

89.	A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is required, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if required by the listing rules of the Exchange or if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

90.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a Member or as a proxy or attorney of a Member.

91.	A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

VOTES OF MEMBERS

92.	Each Member who is a holder of ordinary shares in the capital of the Company shall be entitled to be present at any General Meeting. Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company and to Regulation 29, each Member entitled to vote may vote in person or by proxy or attorney. Every Member who is present in person or by proxy or attorney shall:

a.	on a poll, have one vote for every share which he holds or which such proxy or attorney represents; and

b.	on a show of hands, have one vote PROVIDED THAT:

i.	in the case of a Member who is not a relevant intermediary and who is represented by two proxies, only one of the two proxies as determined by that Member or, failing such determination, by the chairman of the meeting (or by a person authorised by him) in his sole discretion, shall be entitled to vote on a show of hands; and

ii.	in the case of a Member who is a relevant intermediary and who is represented by two or more proxies, each proxy shall be entitled to vote on a show of hands and shall have one vote each.

For the purpose of determining the number of votes which a Member, being a depositor, or his proxy or attorney may cast at any General Meeting on a poll, the reference to shares held or represented shall, in relation to shares of that depositor, be the number of shares entered against his name in the Depository Register as at seventy-two hours before the time of the relevant General Meeting (or such other time specified in Section 81SJ of the Securities and Futures Act) as certified by the Depository to the Company.

93.	In the case of joint holders of a share, any one of such persons may vote, and be reckoned in quorum at any General Meeting, either personally or by proxy or attorney or in the case of a corporation by a representative as if he were solely entitled thereto, but if more than one of such joint holders are so present at any meeting, then the person present whose name stands first in the Register of Members or (as the case may be) the Depository Register in respect of the share shall alone be entitled to vote in respect thereof, and the Company shall be entitled to disregard any votes cast by the other joint holder(s) present at the General Meeting.

94.	Where in Singapore or elsewhere, a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any Member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such Member to vote in person or by proxy or attorney at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

95.	Any Member shall be entitled to be present and to vote either personally or by proxy or attorney, at any General Meeting of the Company, in respect of any share or shares upon which all calls due to the Company have been paid, and shall be entitled to be reckoned in a quorum and to exercise any other right conferred by membership in relation to meetings of the Company.

96.	No objection shall be raised as to the admissibility of any vote or the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

97.	a.	If at any General Meeting any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, or at any adjournment thereof, and unless in the opinion of the chairman at the meeting or at any adjournment thereof as the case may be, it shall be of sufficient importance to vitiate the result of the voting.

b.	To the extent permitted by the Act, and any other applicable laws or regulations, where a Member is required by the listing rules of the Exchange or a court order to abstain from voting on a resolution at a General Meeting, such Member shall not be entitled to vote on the relevant resolution and shall be required to abstain from voting his shares (including by proxy or attorney) in respect of such resolution and if the Member casts any votes in contravention of this Regulation or if the listing rules of the Exchange require the Company to do so, the Company shall be entitled to disregard such votes.

98.	On a poll, votes may be given personally or by proxy or attorney and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

99.	a.	Save as otherwise provided in the Act:

i.	a Member who is not a relevant intermediary may appoint not more than two proxies to attend, speak and vote at the same General Meeting; and

ii.	a Member who is a relevant intermediary may appoint more than two proxies to attend, speak and vote at the same General Meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by such Member.

In each case, where the instrument of proxy appoints more than one proxy, the number and class of shares in relation to which each proxy has been appointed shall be specified in the instrument of proxy. If no such number and class are specified in the case of a Member who has appointed two proxies in accordance with Regulation 99.a.i, the Company shall be entitled to treat the first named proxy as representing the entire number of shares entered against his name in the Register of Members or (as the case may be) the Depository Register and any second named proxy as an alternate to the first named or at the Company’s option to treat the instrument of proxy as invalid.

b.	In any case where a Member is a depositor, the Company shall be entitled and bound:

i.	to reject any instrument of proxy lodged if the depositor is not shown to have any shares entered against his name in the Depository Register as at seventy-two hours before the time of the relevant General Meeting (or such other time specified in Section 81SJ of the Securities and Futures Act) as certified by the Depository to the Company; and

ii.	to accept as the maximum number of votes which in aggregate the proxy or proxies appointed by the depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that depositor in the Depository Register as at seventy-two hours before the time of the relevant General Meeting (or such other time specified in Section 81SJ of the Securities and Futures Act) as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that depositor.

c.	The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.

d.	A proxy need not be a Member of the Company.

100.	a.	An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:
i.	in the case of an individual, shall be:
1.	signed under hand by the appointor or his attorney, if the instrument is delivered personally or sent by post; or
2.	authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication; and

ii.	in the case of a corporation or limited liability partnership, shall be:
1.	either given under its common seal (if any) or signed under hand on its behalf by an attorney or a duly authorised officer of the corporation or limited liability partnership, if the instrument is delivered personally or sent by post; or
2.	authorised by that corporation or limited liability partnership through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication.

The Directors may, for the purposes of Regulations 100.a.i.2 and 100.a.ii.2, designate procedures for authenticating any such instrument, and any such instrument not so authenticated by use of such procedures shall be deemed not to have been received by the Company.

b.	The signature on, or authorisation of, such instrument need not be witnessed. Where an instrument appointing a proxy is signed or authorised on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to Regulation 101.a, failing which the instrument may be treated as invalid.

c.	The Directors may, in their absolute discretion:

i.	approve the method and manner for an instrument appointing a proxy to be authorised; and
ii.	designate the procedure for authenticating an instrument appointing a proxy,

as contemplated in Regulations 100.a.i.2 and 100.a.ii.2 for application to such Members or class of Members as they may determine. Where the Directors do not so approve and designate in relation to a Member (whether of a class or otherwise), Regulation 100.a.i.1 and/or (as the case may be) Regulation 100.a.ii.1 shall apply.

101.	a.	An instrument appointing a proxy:

i.	if sent personally or by post, must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the registered office of the Company); or
ii.	if submitted by electronic communication, must be received through such means as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting, and in either case, not less than seventy-two hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates, PROVIDED THAT an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered in accordance with this Regulation for the purposes of any meeting shall not be required again to be delivered for the purposes of any subsequent meeting to which it relates.

b.	The Directors may, in their absolute discretion, and in relation to such Members or class of Members as they may determine, specify the means through which instruments appointing a proxy may be submitted by electronic communication, as contemplated in Regulation 101.a.ii. Where the Directors do not so specify in relation to a Member (whether of a class or otherwise), Regulation 101.a.i shall apply.

102.	An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting.

103.	A vote cast by proxy shall not be invalidated by the previous death or mental disorder of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made PROVIDED THAT no intimation in writing of such death, mental disorder or revocation shall have been received by the Company at the registered office of the Company at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

104.	Subject to these presents and the Statutes, the Board may, at its sole discretion, approve and implement, subject to such security measures as may be deemed necessary or expedient, such voting methods to allow Members who are unable to vote in person at any General Meeting the option to vote in absentia, including but not limited to voting by mail, electronic mail or facsimile.

CORPORATIONS ACTING BY REPRESENTATIVES

105.	Any corporation which is a Member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of the provisions of these presents (but subject to the Act), be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DIRECTORS

106.	Subject to the bylaws or listing rules of the Exchange, all the Directors shall be natural persons and shall not be less than two in number. The Company may, subject to the Statutes, vary the minimum number of Directors by ordinary resolution from time to time.

107.	A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

108.	The remuneration of the directors is, from time to time, to be determined by the Compensation Committee (or such committee by any other name comprised of non-executive directors having the responsibility for determining compensation and benefits for directors and executives of the company), or, in the absence of such committee, by the Company in General Meetings, except that any Director who shall hold office for part only of the period in respect of which such fees are payable shall be entitled only to rank in such division for a proportion of fees related to the period during which he has held office.

109.	a.	Any Director who holds any executive office, or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as determined by the Compensation Committee.

b.	Subject to any decision by the Compensation Committee, the remuneration (including any remuneration under Regulation 109.a above) in the case of a Director other than an Executive Director shall be payable by a fixed sum (in cash, shares or otherwise) and shall not at any time be by commission on or percentage of profits or turnover, and no Director whether an Executive Director or otherwise shall be remunerated by a commission on or percentage of turnover.

110.	The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

111.	The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director for the time being holding any executive office and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

112.	a. A Director may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof. No Director or intending Director shall be disqualified by his office from being a party to or in any way interested in any contract or arrangement or transaction with the Company or in which the Company is in any way interested either with regard to his tenure of any such other office or place of profit or as a vendor, purchaser or otherwise. Subject to this Regulation 112, no such contract, arrangement or transaction in which any Director or intending Director is in any way interested shall be liable to be avoided nor shall any such Director be liable to account for any profit realised by any such contract, arrangement or transaction by reason of such Director holding that office or of the fiduciary relationship thereby established.

b.	Subject to Regulation 132below, a Director notwithstanding his interest may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged.

113.	A	Director or Chief Executive Officer (or a person holding an equivalent position) who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the Company shall declare the nature of his interest, or send a written notice to the Company, setting out the nature, character and extent of his interest, in accordance with the Act.

114.	a.	The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

b.	The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

c.	The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

115.	The Directors may entrust to and confer upon any Directors holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

MANAGING DIRECTORS

116.	The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors (or person(s) holding an equivalent position) of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places. Where an appointment is for a fixed term, such term shall not exceed five Years.

117.	A Managing Director (or a person holding an equivalent position) shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to retirement by rotation, resignation and removal as the other Directors and if he ceases to hold the office of Director from any cause, he shall ipso facto and immediately cease to be a Managing Director (or a person holding an equivalent position).

118.	A Managing Director (or a person holding an equivalent position) shall at all times be subject to the control of the Directors but subject thereto, the Directors may from time to time entrust to and confer upon a Managing Director (or a person holding an equivalent position) for the time being such of the powers exercisable under the provisions of these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

119.	Directors shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first annual general meeting following the adoption of our constitution, the term of office of the initial Class II directors shall expire at the second annual general meeting following the adoption of this constitution and the term of office of the initial Class III directors shall expire at the third annual general meeting following the adoption of our constitution.

120.	At each annual general meeting, commencing with the first annual general meeting following the adoption of our constitution, each of the successors elected to replace the directors of a class whose term shall have expired at such annual general meeting shall be elected to hold office until the third annual general meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. A retiring director shall be eligible for re-election.

121.	The office of a Director shall be vacated in any of the following events, namely:

a.	if he shall become prohibited by law from acting as a Director;

b.	if (not being a Director holding any executive office for a fixed term) he shall resign by writing under his hand left at the registered office of the Company or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

c.	if he becomes a bankrupt or shall compound with his creditors generally;

d.	if he for more than six Months is absent without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated;

e.	if he is directly or indirectly interested in any transaction or proposed transaction with the Company and fails to disclose of his interest in manner required by the Statutes;

f.	if he becomes mentally disordered and incapable of managing himself or his affairs or if in Singapore or elsewhere, an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs or if he becomes a person whose person or estate is liable to be dealt with in any way under the law relating to mental capacity; or

g.	if he is removed by the Company in a General Meeting pursuant to the provisions of these presents.

122.	Where a Director is disqualified from acting as a director in any jurisdiction for reasons other than on technical grounds, the Director shall immediately resign from office.

123.	If a Director retires under any provision of these presents, the Company may by ordinary resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

a.	where at such meeting, it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

b.	where such Director is disqualified under the Statutes from holding office as a director;

c.	where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

d.	where the default is due to the moving of a resolution in contravention of Regulation 124; or

e.	where such Director is disqualified from acting as a director in any jurisdiction for reasons other than on technical grounds.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

124.	A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it. Any resolution moved in contravention of this provision shall be void.

125.	For as long as the listing rules of the Exchange so require, no person other than a Director retiring at a meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than eleven clear days nor more than forty-two clear days (exclusive of the date on which the notice is given) before the date appointed for the meeting, there shall have been lodged at the registered office of the Company, notice in writing signed by some Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a notice in writing signed by the person to be proposed giving his consent to the nomination and signifying his candidature for the office PROVIDED THAT in the case of a person recommended by the Directors for election, not less than nine clear days’ notice shall be necessary and notice of each and every such person shall be served on the Members at least seven days prior to the meeting at which the election is to take place.

126.	The Company may in accordance with and subject to the Statutes, by ordinary resolution of which special notice has been given, remove any Director from office (notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. Any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment, the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

127.	The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Any Director so appointed shall hold office only until the next Annual General Meeting and shall then be eligible for re-election but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

ALTERNATE DIRECTORS

128.	a.	Any Director may at any time by writing under his hand and deposited at the registered office of the Company, or delivered at a meeting of the Directors, appoint any person (other than another Director) approved by a majority of the other Directors of the Board to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the majority of the Directors, shall have effect only upon and subject to being so approved. A person shall not act as alternate Director to more than one Director at the same time.

b.	The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director concerned (“his principal”) ceases to be a Director.

c.	An alternate Director shall (except when absent from Singapore) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his principal is not personally present and generally at such meeting to perform all functions of his principal as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of his principal) were a Director. If his principal is for the time being absent from Singapore or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. To such extent as the Directors may from time to time determine in relation to any committee of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his principal is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

d.	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his principal as such principal may by notice in writing to the Company from time to time direct PROVIDED THAT any fees payable to him shall be deducted from his principal’s remuneration.

e.	Every person acting as an alternate Director shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of or for the Director appointing him.

MEETINGS AND PROCEEDINGS OF DIRECTORS

129.	a. Subject to the provisions of these presents, the Directors may meet together for the despatch of business, and adjourn and otherwise regulate their meetings as they think fit. Any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors at any time. It shall be necessary to give notice of such meeting to all Directors, regardless of whether they are for the time being absent from Singapore. Notice of a meeting of Directors shall be given to each of the Directors in writing at least two days prior to the day of the meeting. The period of notice shall be exclusive of the day on which it is served or deemed to be served and the day on which the meeting is to be held. Any Director may waive notice of any meeting and any such waiver may be retroactive and for this purpose, the presence of a Director at the meeting shall be deemed to constitute a waiver on his part. A Director may participate at a meeting of Directors by telephone conference, video conference, audio visual or by means of a similar communications equipment whereby all persons participating in the meeting are able to hear and be heard by all other participants, without a Director being in the physical presence of another Director or Directors, in which event such Director shall be deemed to be present at the meeting. A Director participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Minutes of the proceedings at a meeting by telephone conference, video conference, audio visual, or other similar communications equipment signed by the chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities and, subject to there being a requisite quorum in accordance with Regulation 130, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. Such a meeting is deemed to be held at the place agreed upon by the Directors attending the meeting, PROVIDED THAT at least one of the Directors present at the meeting was at that place for the duration of the meeting.

b.	Any notice or document may be served on or delivered to any Director either personally or by sending it through the post in a prepaid cover addressed to such Director at his registered address appearing in the Register of Directors maintained by the Registrar of Companies pursuant to Section 173 of the Act, or to the address, if any, supplied by him to the Company for such purpose, or by sending a telefax containing the text of the notice or document to him to such address as aforesaid, or by delivering it to such address as aforesaid, or by using electronic communication. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the time when the cover containing the same is posted, and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Where a notice or other document is served or sent by telefax, service or delivery shall be deemed to be effected on the day it is so sent, and in proving such service or delivery it shall be sufficient to prove that the telefax was properly addressed and transmitted. Where a notice or other document is served or sent using electronic communication, the notice or other document shall be deemed to have been duly given, sent or served at the time of transmission of the electronic communication by the email server or facility operated by the Company or its service provider to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the electronic communication was delayed or not successfully sent), unless otherwise provided under the Act, any other applicable regulations or procedures and/or the listing rules of the Exchange.

130.	The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and (except where the Company has only one Director) shall be two unless so fixed at any other number. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

131.	Questions arising at any meeting of the Directors shall be determined by a majority of votes of Directors present and competent to vote on the question in issue. In case of an equality of votes (except where only two Directors are present and form the quorum or where only two Directors are competent to vote on the question in issue) the chairman of the meeting shall have a second or casting vote. Where the Company has only one Director, he may pass a resolution by recording it and signing the record, in accordance with the Statutes.

132.	A Director shall not vote in respect of any contract or proposed contract or arrangement or any other proposal whatsoever in which he has any personal material interest, directly or indirectly. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

133.	The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with the provisions of these presents, the continuing Director or Directors (if any) may, except in an emergency, act only for the purpose of increasing the number of Directors to such minimum number or of summoning General Meetings, but not for any other purpose. If there be no Director or Directors able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.

134.	a. The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and may determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors, no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

b.	If at any time there is more than one Deputy Chairman, the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

135.	A resolution in writing signed by a majority of Directors or their alternates, who are entitled to vote on the subject matter of the resolution, shall be as effective as a resolution duly passed at a meeting of the Directors duly convened, held and constituted. Any such resolution may be contained in a single document or may consist of several documents in the like form, each signed by one or more Directors. The expressions “in writing” and “signed” include approval by any such Director by telefax, telex, cable, telegram, wireless or facsimile transmission or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

136.	The Directors may delegate any of their powers or discretion to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

137.	The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these presents regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under Regulation 136.

138.	All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

BORROWING POWERS

139.	Subject to the Statutes and the provisions of these presents, the Directors may exercise all the powers of the Company to borrow money, or repay, or secure the payment of such sums as they think fit, and may secure the repayment or payment of such sums by mortgage or charge of the Company’s undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

GENERAL POWERS OF DIRECTORS

140.	The business and affairs of the Company shall be managed by or under the direction or supervision of the Directors, who may exercise all such powers of the Company that are not required by the Statutes or by the provisions of these presents to be exercised by the Company in a General Meeting, subject to such exercise of powers not being inconsistent with the Statutes or any provisions of these presents as may be prescribed by Special Resolutions, save that no such provisions prescribed by Special Resolutions shall invalidate any prior act of the Directors which would have been valid if such provisions had not been prescribed, PROVIDED THAT the Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s main undertaking unless such proposals have, in accordance with the Statutes, been approved by the Company in a General Meeting. The general powers given by this Regulation shall not be limited or restricted by any special authority or power given to the Directors by any other Regulation.

141.	The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such removal, annulment or variation shall be affected thereby.

142.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any corporation, firm, limited liability partnership or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

143.	The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Statutes cause to be kept a Branch Register or Register of Members and the Directors may (subject to the Statutes) make and vary such regulations as they may think fit in respect of the keeping of any such register.

144.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable Cheques, instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, etc. accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

MINUTES AND BOOKS

145.	a. The Directors shall cause minutes to be duly entered in books provided for that purpose:

i.	of all appointments of officers;

ii.	of the names of the Directors present at each meeting of the Directors and of any committee of Directors;

iii.	of all orders made by the Directors and committees of Directors; and

iv.	of all resolutions and proceedings of General Meetings and of meetings of the Directors or committee of Directors.

b.	Any such minutes of any meeting of the Directors or committee of Directors or of the Company, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.

146.	Any register, index, minute book, accounting record or other book required by this Constitution or by the Act or the Statutes to be kept by or on behalf of the Company may, subject to and in accordance with the Act, be kept in hard copy form or in electronic form, and arranged in the manner that the Directors think fit. If such records are kept in electronic form, the Directors shall ensure that they are capable of being reproduced in hard copy form, and shall provide for the manner in which the records are to be authenticated and verified. In any case where such records are kept otherwise than in hard copy form, the Directors shall take reasonable precautions for ensuring the proper maintenance and authenticity of such records, guarding against falsification and facilitating the discovery of any falsifications

SECRETARY

147.	The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit, two or more persons may be appointed as Joint Secretaries. The Directors may also ap-point from time to time on such terms as they may think fit one or more Deputy or Assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries or Deputy or Assistant Secretaries shall not conflict with the Statutes and in particular Section 171 of the Act.

THE SEAL

148.	The Directors shall provide for the safe custody of the Seal (if any) which shall not be used Seal without the authority of the Directors or of a committee authorised by the Directors in that behalf.

149.	Every instrument to which the Seal (if any) shall be affixed shall bear the signatures or autographic or facsimile signatures of a Director and the Secretary or by two Directors, or by one Director and one other person appointed by the Directors for the purpose. For the avoidance of doubt, nothing in this Regulation 149or in Regulation 148shall prevent or prohibit the execution by the Company of deeds and documents (including, without limitation, those required to be under or executed under the common seal of a company) in any manner as may be permitted by the Act.

150.	a. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

b.	The Company may exercise the powers conferred by the Statutes with regard to having a duplicate common seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal”.

AUTHENTICATION OF DOCUMENTS

151.	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting this Constitution and any resolutions passed by the Company or the Directors or any committee appointed by the Directors, and any books, records, documents, accounts and financial statements relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any books, records, documents, accounts or financial statements are elsewhere than at the registered office of the Company, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee appointed by the Directors, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minutes so extracted is a true and accurate record of proceedings at a duly constituted meeting. Any authentication or certification made pursuant to this Regulation may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security and/or identification procedures or devices approved by the Directors.

RESERVES

152.	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any part of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same, the Directors shall comply with the Statutes.

DIVIDENDS

153.	The Company may by ordinary resolution declare dividends but no such dividends shall exceed the amount recommended by the Directors. No dividends may be paid, unless otherwise provided in the Statutes, to the Company in respect of treasury shares.

154.	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

155.	Unless and to the extent that the rights or restrictions attached to any shares or the terms of issue thereof otherwise provide and except as otherwise permitted under the Statutes:

a.	all dividends in respect of shares must be paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

b.	all dividends must be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid.

For the purposes of this Regulation, no amount paid on a share in advance of calls shall be treated as paid on the share.

156.	No dividend shall be paid otherwise than out of profits available for distribution under the Statutes. The declaration of the Directors as to the net profits of the Company shall be conclusive.

157.	No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

158.	a. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

b.	The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member, or which any person is under those provisions entitled to transfer, until such person shall become a Member in respect of such shares or shall transfer the same.

c.	The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend or moneys unclaimed after a period of six Years from the date they are first payable may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the moneys so forfeited to the person entitled thereto prior to the forfeiture.

d.	A payment by the Company to the Depository of any dividend or other moneys payable to a depositor shall, to the extent of the payment made, discharge the Company from any liability in respect of that payment. If the Depository returns any such dividend or moneys to the Company, the relevant depositor shall not have any right or claim in respect of such dividend or moneys against the Company if a period of six Years has elapsed from the date on which such dividend or other moneys are first payable.

159.	The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy or otherwise of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

160.	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer or the entry of the shares against the depositor’s name in the Depository Register, as the case may be.

161.	The Company may upon the recommendation of the Directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises with regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

162.	a. Whenever the Directors or the Company in General Meeting have resolved or proposed that a dividend (including an interim, final, special or other dividend) be paid or declared on the shares of a particular class in the capital of the Company, the Directors may further resolve that Members entitled to such dividend be entitled to elect to receive an allotment of shares of that class credited as fully paid in lieu of cash in respect of the whole or such part of the dividend as the Directors may think fit. In such case, the following provisions shall apply:

i.	the basis of any such allotment shall be determined by the Directors;

ii.	the Directors shall determine the manner in which Members shall be entitled to elect to receive an allotment of shares of the relevant class credited as fully paid in lieu of cash in respect of the whole or such part of any dividend in respect of which the Directors shall have passed such a resolution as aforesaid, and the Directors may make such arrangements as to the giving of notice to Members, providing for forms of election for completion by Members (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Directors consider necessary or expedient in connection with the provisions of this Regulation;

iii.	the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded PROVIDED THAT the Directors may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of that portion; and

iv.	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on the shares of the relevant class in respect whereof the share election has been duly exercised (the “elected shares”) and in lieu and in satisfaction thereof shares of the relevant class shall be allotted and credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose and notwithstanding the provisions of Regulation 166, the Directors shall (i) capitalise and apply out of the amount standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution as the Directors may determine, such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and among the holders of the elected shares on such basis, or (ii) apply the sum which would otherwise have been payable in cash to the holders of the elected shares towards payment of the appropriate number of shares of the relevant class for allotment and distribution to and among the holders of the elected shares on such basis.

b.	i. The shares of the relevant class allotted pursuant to the provisions of paragraph (a) of this Regulation shall rank pari passu in all respects with the shares of that class then in issue save only as regards participation in the dividend which is the subject of the election referred to above (including the right to make the election referred to above) or any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneous with the payment or declaration of the dividend which is the subject of the election referred to above, unless the Directors shall otherwise specify.

ii.	The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Regulation, with full power to make such provisions as they think fit in the case of shares of the relevant class becoming distributable in fractions (including, notwithstanding any provision to the contrary in these presents, provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down or whereby the benefit of the fractional entitlements accrues to the Company rather than the Members).

c.	The Directors may, on any occasion when they resolve as provided in paragraph (a) Record date of this Regulation, determine that rights of election under that paragraph shall not be made available to the per-sons who are registered as holders of shares in the Register of Members or (as the case may be) in the Depository Register, or in respect of shares the transfer of which is registered, after such date as the Directors may fix subject to such exceptions as the Directors may think fit, and in such event the provisions of this Regulation shall be read and construed subject to such determination.

d.	The Directors may, on any occasion when they resolve as provided in paragraph (a) of this Regulation, further determine that:

i.	no allotment of shares or rights of election for shares under that paragraph shall be made available or made to Members whose registered addresses entered in the Register of Members or (as the case may be) the Depository Register is outside Singapore or to such other Members or class of Members as the Directors may in their sole discretion decide and in such event the only entitlement of the Members aforesaid shall be to receive in cash the relevant dividend resolved or proposed to be paid or declared; and

ii.	no allotment of shares or rights of election for shares under that paragraph shall be made available or made to a person or any persons, if such allotment or rights of election would in the opinion of the Directors cause such person, or such persons, to hold or control voting shares in excess of any shareholding or other limits which may from time to time be prescribed in any Statute, without the approval of the applicable regulatory or other authority as may be necessary.

e.	Notwithstanding the foregoing provisions of this Regulation, if at any time after the Cancellation Directors’ resolution to apply the provisions of paragraph (a) of this Regulation in relation to any dividend but prior to the allotment of shares pursuant thereto, the Directors shall consider that by reason of any event or circumstance (whether arising before or after such resolution) or by reason of any matter whatsoever it is no longer expedient or appropriate to implement that proposal, the Directors may at their absolute discretion and as they deem fit in the interest of the Company and without assigning any reason there-for, cancel the proposed application of paragraph (a) of this Regulation.

163.	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address appearing in the Register of Members or (as the case may be) the Depository Register of a Member or person entitled thereto (or, if two or more persons are registered in the Register of Members or (as the case may be) entered in the Depository Register as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy or otherwise of the holder, to any one of such persons) or to such person at such address as such Member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy or otherwise of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. Notwithstanding the foregoing provisions of this Regulation and the provisions of Regulation 165, the payment by the Company to the Depository of any dividend payable to a depositor shall, to the extent of the payment made to the Depository, discharge the Company from any liability to the depositor in respect of that payment.

164.	If two or more persons are registered in the Register of Members or (as the case may be) the consequence of the death or bankruptcy or otherwise of the holder, any one of them may give Depository Register as joint holders of any share, or are entitled jointly to a share in effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

165.	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in a General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares in the Register of Members or (as the case may be) the Depository Register at the close of business on a particular date and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

166.	a. Subject to Regulations 16, 22, 23, the Directors may, with the sanction of an ordinary resolution of the Company:

i.	issue bonus shares for which no consideration is payable to the Company, to the persons registered as holders of shares in the Register of Members or (as the case may be) in the Depository Register at the close of business on the date of the ordinary resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of shares; and/or

ii.	capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any undistributable reserve) or any sum standing to the credit of the profit and loss account by appropriating such sum to the persons registered as holders of shares in the Register of Members or (as the case may be) in the Depository Register at the close of business on the date of the ordinary resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.

b.	The Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter into an agreement with the Company on behalf of all the Members interested, providing for any such bonus issue and/or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

167.	In addition and without prejudice to the powers provided for by Regulation 166, the Directors shall, subject to the Statutes, have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full unissued shares, in each case on terms that such shares shall, upon issue:

a.	be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by shareholders in General Meeting in such manner and on such terms as the Directors shall think fit; or

b.	be held by or for the benefit of Non-Executive Directors as part of their fees under Regulations 108 and/or 109.a approved by shareholders in General Meeting in such manner and on such terms as the Directors shall think fit.

The Directors may do all such acts and things considered necessary or expedient to give effect to any of the foregoing.

FINANCIAL STATEMENTS

168.	Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the registered office of the Company, or at such other place as the Directors think fit, and in such manner as to enable them to be conveniently and properly audited. No Member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by the Statutes or ordered by a court of competent jurisdiction or authorised by the Directors.

169.	In accordance with the Statutes and the listing rules of the Exchange, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such financial statements, balance sheets, group accounts (if any), reports, statements and other documents as may be necessary.

170.	A copy of the financial statements and, if required, the balance sheet (including every document required by law or the Statutes to be comprised therein or attached or annexed thereto), which is duly audited and which is to be laid before a General Meeting of the Company accompanied by a copy of the Auditor’s report thereon and the statement of the Directors shall be sent to every Member of the Company and to every other person who is entitled to receive notices of meetings from the Company, subject to the Statutes or the provisions of these presents, not less than fourteen days before the date of the meeting, PROVIDED THAT:

a.	these documents may, subject to the listing rules of the Exchange, be sent less than fourteen days before the date of the General Meeting, if all persons entitled to receive notices of General Meetings from the Company so agree; and

b.	this Regulation shall not require a copy of these documents to be sent to more than one of any joint holders or to any person whose address the Company is not aware, but any Member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the registered office of the Company.

AUDITORS

171.	Subject to the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

172.	The appointment and duties of such Auditor or Auditors shall be in accordance with the Statutes in force in relation to such matters.

173.	An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any Member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

174.	Every account of the Directors when audited and approved by a General Meeting shall be conclusive, except as regards any error discovered within that period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

NOTICES

175.	a. Any notice or document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid cover addressed to such Member at his registered address appearing in the Register of Members or (as the case may be) the Depository Register, or (if he has no registered address within Singapore) to the address, if any, within Singapore supplied by him to the Company or (as the case may be) supplied by him to the Depository as his address for the service of notices, or by delivering it to such address as aforesaid. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the time when the cover containing the same is posted, and in proving such service or delivery, it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

b.	Without prejudice to the provisions of Regulation 175.a, but subject otherwise to the Act and any regulations made thereunder and the listing rules of the Exchange relating to electronic communication, any notice or document (including, without limitation, any accounts, balance-sheet, financial statements or report) which is required or permitted to be given, sent or served under the Statutes or under the provisions of these presents by the Company, or by the Directors, to a Member or an officer or Director or Auditor of the Company may be given, sent or served using electronic communication:

i.	to the current address of that person; or

ii.	by making it available on a website prescribed by the Company from time to time,

in accordance with the provisions of this Constitution, the Act, applicable regulations and the listing rules of the Exchange.

c.	For the purposes of Regulation 175.b, a Member shall be deemed to have agreed to receive such notice or document by way of such electronic communication and shall not have a right to elect to receive a physical copy of such notice or document.

d.	Notwithstanding Regulation 175.c and subject to the listing rules of the Exchange, the Directors may, at their discretion, at any time, give a Member an opportunity to elect within a specified period of time whether to receive such notice or document by way of electronic communication or as a physical copy, and a Member shall be deemed to have consented to receive such notice or document by way of electronic communication if he was given such an opportunity and he failed to make an election within the specified time, and he shall not in such an event have a right to receive a physical copy of such notice or document. The Directors shall abide by the provisions of the Act, applicable regulations and the listing rules of the Exchange in exercising their discretion under this Regulation.

e.	Subject to the listing rules of the Exchange, for the purposes of Regulation 175.b.ii, where the Company gives, sends or serves any notice or document to a Member by making the notice or document available on a website, the Company shall give separate notice to the Member in accordance with the Act, applicable regulations and the listing rules of the Exchange.

176.	Save as where otherwise expressly provided in this Constitution, any notice or other document required to be sent or served upon the Company or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper or by telex or facsimile transmission addressed to the Company or to such officer at the Company’s registered office.

177.	Any notice given to that one of the joint holders of a share whose name stands first in the Register of Members or (as the case may be) the Depository Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose, a joint holder having no registered address in Singapore and not having supplied an address within Singapore for the service of notices shall be disregarded.

178.	A person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member upon sup-plying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also to the Company or (as the case may be) the Depository an address within Singapore for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any Member or given, sent or served to any Member using electronic communication in pursuance of these presents shall, notwithstanding that such Member be then dead or bankrupt or in liquidation or otherwise not entitled to such share, and whether or not the Company shall have notice of the same, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member in the Register of Members or, where such Member is a depositor, entered against his name in the Depository Register as sole or first-named joint holder.

179.	A Member who (having no registered address within Singapore) has not supplied to the Company or (as the case may be) the Depository an address within Singapore for the service of notices or other documents shall not be entitled to receive notices or other documents from the Company.

180.	Subject to this Constitution, any Member described in the Register of Members or the Depository Register, as the case may be, by an address not within Singapore who shall from time to time give the Company an ad-dress within Singapore at which notices or other documents may be served upon him shall be entitled to have served upon him at such address any notice or other document to which he would be entitled under this Constitution.

181.	The signature or signatures to any notice or other document required to be served on a Member may be writ-ten, printed or in electronic form.

182.	Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being registered in the Register of Members or in the Depository Register, as the case may be, shall be duly given to the person from whom he derives his title to such share.

183.	Where a notice or document is given, sent or served by electronic communication:

a.	to the current address of a person pursuant to Regulation 175.b.i, it shall be deemed to have been duly given, sent or served at the time of transmission of the electronic communication by the email server or facility operated by the Company or its service provider to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the electronic communication was delayed or not successfully sent), unless otherwise provided under the Act, any other applicable regulations or procedures and/or the listing rules of the Exchange; and

b.	by making it available on a website pursuant to Regulation 175.b.ii, it shall be deemed to have been duly given, sent or served on the date on which the notice or document is first made available on the website, unless otherwise provided under the Act, any other applicable regulations or procedures and/or the listing rules of the Exchange.

WINDING UP

184.	The Directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

185.	Subject to the provisions of these presents and the Statutes, if the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the liquidator may, with the authority of a Special Resolution, divide among the Members in specie or in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

186.	In the event of a winding up of the Company, every Member of the Company who is not for the time being in Singapore shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some householder in Singapore upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination, the liquidator of the Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such Member for all purposes, and where the liquidator makes any such appointment he shall with all convenient speed, give notice thereof to such Member by advertisement in any daily English newspaper circulating generally in Singapore or by a registered letter sent through the post and addressed to such Member at his address as appearing in the Register of Members or (as the case may be) the Depository Register or given, sent or served to any Member using electronic communication in pursuance of this Constitution and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted or the electronic communication is transmitted.

INDEMNITY

187.	To the fullest extent permitted under the Act, every officer of the Company shall be entitled to be indemnified by the Company against all claims, proceedings, demands, causes of action, damages, costs, charges, losses, expenses and liabilities brought against or suffered or incurred or to be incurred by him in the execution and discharge of his duties or in relation thereto. Every officer of the Company shall be entitled to be indemnified by the Company against any liability (other than any liability referred to in Section 172B of the Act) incurred by that officer to a person other than the Company, attaching to the officer in connection with any negligence, default, breach of duty or breach of trust in relation to the Company. To the fullest extent permitted under the Act, no Director, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director, Secretary or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security or investment in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which happened in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, default, breach of duty or breach of trust.

SECRECY

188.	No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors, it will be inexpedient in the interest of the Members of the Company to communicate to the public, save as may be authorised by law or required by the bylaws or listing rules of the Exchange.

PERSONAL DATA

189.	a. Any natural person, by subscribing for or acquiring (whether from the Company or any third party) any shares, debentures or other securities, rights, options or other interests in or relating to the Company, becoming a Director or other officer of the Company, accepting appointment and/or acting as proxy, attorney or corporate representative of any Member, or participating in any corporate action relating to the Company, consents to the collection, use and disclosure of his personal data by the Company, its agents or service providers (whether such personal data has been provided directly by him or collected through a third party), from time to time for any of the following purposes:

i.	facilitating appointment as a Director or other officer or corporate representative of the Company;

ii.	implementation and administration of any corporate action by the Company (or its agents or service providers);

iii.	internal analysis and/or market research by the Company (or its agents or service providers);

iv.	investor relations communications by the Company (or its agents or service providers);

v.	administration of the Company (including but not limited to the maintenance of statutory registers, payment of Directors’ and officers’ remuneration, and administration of holdings of shares, debentures or other securities of the Company), by the Company (or its agents or service providers);

vi.	implementation and administration of any service provided by the Company (or its agents or service providers) to its Members or holders of its securities, to receive notices of meetings, annual reports, circulars and letters, and other communications to Members or holders of other securities and/or for proxy appointment, whether by electronic means or otherwise;

vii.	processing, administration and analysis by the Company (or its agents or service providers) of attorneys, proxies and representatives appointed for any General Meeting (including any adjournment thereof), and the preparation and compilation of the attendance lists, notes of meeting, minutes of meeting and other documents relating to any General Meeting (including any adjournment thereof), including but not limited to making the same available to the Members or on the Company’s website or in any other media;

viii.	implementation and administration of, and compliance with, any provision of this Constitution;

ix.	compliance with any applicable laws and regulations, listing rules of the Exchange (including but not limited to any relating to the disclosure of material information or prescribed information), take-over rules, codes and/or guidelines, and provision of assistance and information in connection with regulatory inquiries and investigations by relevant authorities;

x.	any other purposes specified in the Company’s prevailing privacy or data protection policies; and

xi.	any purposes which are reasonably related to any of the above purposes.

190.	Without prejudice to Regulation 189.a, where any Member or any other person or entity provides any personal data relating to any proxy, attorney, corporate representative or other third party for any General Meeting or any adjournment thereof or in connection with any of the matters referenced in Regulation 189.a, it warrants to the Company that it has obtained the prior consent of that proxy, attorney, corporate representative or other third party for the collection, use and disclosure of the personal data for any and all purposes set out in Regulation 189.a, and is deemed to have agreed to indemnify the Company in respect of any claims, actions, proceedings, losses, damages, liabilities, penalties, costs and expenses brought against the Company or suffered or incurred by the Company as a result of such Member’s breach of warranty.